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EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2000 relating to the financial statements of CTN Media Group, Inc., which appears in CTN Media Group, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

Atlanta, Georgia
June 20, 2000